UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2006 (October 25, 2006)

Avis Budget Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant's telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

On October 25, 2006, our Board of Directors elected Ms. Lynn Krominga as a director, effective immediately. Ms. Krominga has most recently served as a consultant for several private equity and venture capital firms.

Ms. Krominga will stand for re-election by shareholders at our 2007 Annual Meeting. Ms. Krominga has been assigned to the Audit Committee of the Board of Directors replacing Martin L. Edelman on such Committee.

Ms. Krominga is an independent director under the New York Stock Exchange Listing Standards and our director independence criteria.

Our press release announcing Ms. Krominga’s appointment is attached as Exhibit 99.1 and incorporated by reference herein.

Item 5.03. Amendments of Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2006, the Company's Board of Directors approved amendments of the Company's Amended and Restated By-Laws (the "By-Laws") modifying the advance notice requirements for stockholders who wish to present proposals at annual meetings of stockholders or nominate directors at annual meetings of stockholders or special meetings of stockholders called for the purpose of electing directors. Specifically, the advance notice requirements have been amended to provide that, except as provided below, all stockholder nominations for directors and other proposals submitted by stockholders for consideration at an annual meeting must be received by the Company’s Secretary at least 60 days, and not earlier than 90 days, before the first anniversary of the preceding year’s annual meeting. In cases (i) where the annual meeting is not held within 25 days before or after the first anniversary of the preceding year's annual meeting or (ii) where a stockholder desires to nominate directors at a special meeting at which directors are to be elected, the notice requirement has been further modified such that notice by the stockholder must be received by the Company's Secretary during the 10 day period following the Company's public announcement of the date of the meeting.

Previously, stockholders were required to submit to the Company’s Secretary (i) stockholder proposals for annual meetings not less than 60, nor more than 90, days prior to the meeting, except that stockholders had until the close of business on the 10th day after the day the notice of the meeting was mailed to stockholders or publicly disclosed if notice or prior public disclosure of the date of the meeting was given or made to stockholders by the Company less than 70 days prior to the meeting and (ii) stockholder nominations for directors (a) at an annual meeting, at least 90 days prior to the first anniversary of the preceding year’s annual meeting and (b) at a special meeting, no later than the close of business on the 10th day after notice of the meeting was first given to stockholders by the Company.

In addition, the By-Laws were amended to clarify and supplement the information stockholders must submit and the procedures stockholders must follow in submitting proposals or director nominations to the Company and to clarify that, at special meetings of stockholders, the only business that may be conducted is that specified in the notice of meeting.

The foregoing description of the amendment to the Company's By-Laws is not complete and is qualified in its entirety by reference to the text of the By-Laws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

On October 30, 2006, we announced that we have scheduled our 2007 Annual Meeting of Stockholders for May 21, 2007. Stockholders of record as of the close of business on April 3, 2007 are entitled to vote at the annual meeting.

  This meeting date represents a change of more than 30 days from the anniversary of our 2006 Annual Meeting of Stockholders. Any shareholder proposal that is sought to be included in our proxy materials for this 2007 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 must be received by us a reasonable time before we begin to print and mail our proxy materials. We have set the deadline for receipt of such proposals as the close of business on December 15, 2006. In addition, since our 2007 Annual Meeting has been set for a date that is not within 25 days of the anniversary of our 2006 Annual meeting, under our By-Laws, in order for a stockholder proposal submitted outside of Rule 14a-8 or a director nomination to be considered timely, such proposal or nominations must be received by us not later than November 9, 2006. Proposals should be addressed to: Corporate Secretary, Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, New Jersey 07054.

Our press release announcing the date of our 2007 Annual Meeting of Stockholders is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Avis Budget Group, Inc., dated October 26, 2006.
99.1	Press Release dated October 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIS BUDGET GROUP, INC.
By:	/s/ Jean M. Sera
Jean M. Sera Senior Vice President and Secretary

Date: October 30, 2006

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Avis Budget Group, Inc., dated October 26, 2006.
99.1	Press Release dated October 30, 2006.